UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 18, 2009 (August 19, 2009)

BEST ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53260	02-0789714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road; Suite 825 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 933-2600

(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)On August 19, 2009, 2009, Best Energy Services, Inc. (the “Company”), Bob Beeman Drilling Company, a wholly owned subsidiary of the Company (“BBD”), Best Well Service, Inc., a wholly owned subsidiary of the Company (“BWS”), and PNC Bank, National Association, as agent for the lenders (“PNC”), entered into that certain Waiver and Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement (the “Second Amendment”).  The Second Amendment amended the Revolving Credit, Term Loan and Security Agreement dated February 14, 2008 between the Company, BBD, BWS and PNC, as subsequently amended by that certain Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement dated April 15, 2009 (the “Loan Agreement”) as follows: (1) the minimum rig utilization covenant was amended to cover longer periods at lower utilization rates, (2) the term loan interest rates were increased by twenty-five (25) basis points, (3) the fixed charge coverage ratio covenant was eliminated for the twelve months ended March 31, 2010 and June 30, 2010 and was reduced for subsequent periods to 1.10 to 1.00 and (4) the minimum EBITDA covenant was amended to reset the periods covered by such covenant and reset the minimum EBITDA levels for such periods.  In addition, the Second Amendment waived the existing default that had occurred and was continuing as a result of the Company’s violation of the minimum EBITDA covenant.  The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  In consideration of the Second Amendment, the Company will pay to its lenders a fee of $25,000 payable $12,500 on the effective date of the Second Amendment and $12,500 on the thirtieth (30th) day following the effective date of the Second Amendment.

On October 20, 2009, the Company, BBD, BWS and PNC entered into that certain Amendment No. 3 to Revolving Credit, Term Loan and Security Agreement (the “Third Amendment”).  The Third Amendment amended the Loan Agreement, as amended by the Second Amendment (the “Amended Loan Agreement”) as follows: (1) the amount available under the revolving credit line was temporarily increased by $1,385,000 from the date of the Third Amendment until November 16, 2009 at which time this additional availability will reduce to zero and (2) the date that certain payments made under the Amended Loan Agreement are credited to the Company was moved back one business day.  In addition, the Third Amendment clarifies that PNC is not waiving the existing events of default, including (i) the failure to deliver monthly financial statements for the months ended July 31, 2009 and August 31, 2009 and (ii) the aggregate balance of the revolving advances exceeding the allowable amount.  In the Third Amendment, PNC expressly reserves all of its rights and remedies under the Amended Loan Agreement, the other documents and agreements entered into in connection with the Amended Loan Agreement and at law.  In addition, the Third Amendment requires the Company to provide to PNC, no later than November 3, 2009, a letter-of-intent from investors to provide the Company with up to $2 million of additional equity capital on terms reasonably acceptable to PNC.  The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  In consideration of the Third Amendment, the Company will (i) pay to its lenders a fee of $25,000 payable $5,000 on the date of the Amendment and $20,000 on November 16, 2009 (each as an advance on the revolving credit line) and (ii) issue to PNC a warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.25 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits

10. 1
Waiver and Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement dated as of August 19, 2009 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.

10. 2
Amendment No. 3 to Revolving Credit, Term Loan and Security Agreement dated as of October 20, 2009 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November ___, 2009

BEST ENERGY SERVICES, INC.

By:	/s/ Mark G. Harrington
Mark G. Harrington
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1
Waiver and Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement dated as of August 19, 2009 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.

10. 2
Amendment No. 3 to Revolving Credit, Term Loan and Security Agreement dated as of October 20, 2009 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders